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                                                                   Exhibit 23.03


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as expert under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") and Lehman Brothers Holdings Capital Trust II, Lehman Brothers Holdings Capital Trust III, Lehman Brothers Holdings Capital Trust IV, Lehman Brothers Holdings Capital Trust V and Lehman Brothers Holdings Capital Trust VI (collectively, the "LBH Trusts") for the registration of $15,000,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Junior Subordinated Debt Securities of the Company, and Guarantees of the Company of Preferred Securities issued by the LBH Trusts and to the incorporation by reference therein of our report dated January 7, 1999 with respect to the consolidated financial statements and financial statement schedule of the Company included in its Annual Report on Form 10-K for the year ended November 30, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

New York, New York
April 6, 1999